Exhibit 99.1

FOR IMMEDIATE RELEASE:

PRIME IMPACT ACQUISITION I SECURITIES TO COMMENCE SEPARATE TRADING

San Jose, CA (October 28, 2020) – Prime Impact Acquisition I (NYSE: PIAI.U) (the “Company”) announced today that separate trading of its Class A ordinary shares and warrants underlying the Company’s units would commence on or about November 2, 2020. The Class A ordinary shares and warrants will trade under the symbols “PIAI” and “PIAI.W”, respectively. Units not separated will continue to be listed on NYSE under the symbol “PIAI.U.”

Prime Impact Acquisition I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Prime Impact Acquisition I anticipates targeting companies or divisions of companies, globally in the TMT, Med Tech and Industrial Tech sectors.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies’ registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Prime Impact Acquisition I

Mike Cordano

admin@primeimpactcapital.com